Exhibit 10.36
                              EMPLOYMENT AGREEMENT

      This Employment Agreement ("Agreement") is by and between Intercardia, Inc., a Delaware corporation having a place of business at 3200 East Highway 54, Cape Fear Building, Suite 300, Post Office Box 14287, Research Triangle Park, North Carolina, 27709 (the "Corporation"), and David P. Ward, M.D. ("Employee").

                               W I T N E S S E T H:

      WHEREAS, the Corporation has employed and desires to continue to employ the Employee as Executive Vice President, Research and Development, and the Employee desires to be employed by the Corporation as Executive Vice President, Research and Development, all pursuant to the terms and conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1.    EMPLOYMENT;  DUTIES

      (A) The Corporation engages and employs the Employee, and the Employee hereby accepts engagement and employment, as Executive Vice President, Research and Development.

      (B) The Employee shall have such powers and perform all such duties as from time to time may be assigned to him by the Board of Directors (the "Board"), the Chairman of the Board, the Chief Executive Officer or the President.

      (C) The Employee shall devote such of his time and efforts as shall be necessary to the proper discharge of his duties and responsibilities under this Agreement.

2.    TERM

      The Employee's employment hereunder shall be for the period commencing on the date of this Agreement and continuing through April 30, 2001.

3.    COMPENSATION

      (A) As compensation for the performance of his duties under this Agreement, the Employee shall be compensated as follows:

            (i) The Employee shall be granted options to purchase shares of Common Stock of the Corporation as deemed appropriate by the Board or its Compensation Committee. To the maximum extent permitted by law, the stock options shall be incentive stock options.

            (ii) The Corporation shall pay the Employee an annual base salary ("Base Salary") of Two Hundred Thirty Five Thousand Dollars ($235,000), payable in accordance with the usual payroll


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period of the Corporation. Base Salary will be adjusted periodically to reflect
Employee's then current salary, which will be subject to an annual review in the sole discretion of the Board of Directors or its Compensation Committee, provided however, that the Base Salary may not be adjusted downward.

            (iii) The Corporation shall pay the Employee bonuses, the amount of which shall be in the discretion of the Corporation, upon the achievement of substantial milestones to be mutually agreed upon from time to time by the Chief Executive Officer, the Board of Directors or its Compensation Committee of the Board.

            (iv) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law and any additional amounts agreed upon by the parties with respect to the compensation payable to the Employee pursuant to section 3(A) hereof.

      (B) The Corporation shall reimburse the Employee for all normal, usual and necessary expenses incurred by the Employee in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the Employee's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.

      (C) The Employee shall be, during the term of this Agreement, entitled to vacation time of four (4) weeks per year.

      (D) The Corporation shall make available to the Employee and his dependents, such medical, disability, life insurance and such other health benefits as the Corporation makes available to its senior officers.

4.    REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE AND CORPORATION

      The Employee hereby represents and warrants to the Corporation as follows:

      (A) Neither the execution and delivery of this Agreement nor the performance by the Employee of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which he is bound.

      (B) The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

      (C) The Employee understands that some or all of the stock issuable upon exercise of the Options received by the Employee pursuant to section 3(A) hereof may not be registered under the Securities Act of 1933 (the "1933 Act"), and acknowledges that he may be obligated to agree, as a


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condition to the issuance thereof, that he will acquire such stock for his own account for investment and not with a view to, or for resale in connection with a distribution thereof, and will bear the economic risk of his investment in such stock for an indefinite period of time.

      (D) The Corporation hereby represents and warrants to the Employee as follows:

            (i) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

            (ii) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

            (iii) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of, or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation or any of its properties may be bound or affected.

5.    NON-COMPETITION

      (A) The Employee understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and, unless such termination is by the Employee pursuant to 7(A)(iii)(a) below, for a period of nine (9) months from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business engaged in the development or commercialization of products directly competitive with products of the Corporation, including products under development by the Corporation, either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate in the areas of therapeutics for congestive heart failure, carbohydrate-based combinatorial chemistry, the treatment of diseases by drugs which act through the modulation of superoxide dismutase, or Corporation's future business, proposed business or future research activities or any additional areas of business as shall be updated from time to time by the parties to take into account additional areas of business in which the Corporation may become engaged), within the geographic area of the Corporation's business. This Paragraph 5(A) shall not be construed to prohibit the ownership by Employee of not more than 1% of the capital stock of any corporation engaged in any of the foregoing businesses which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

      (B) During the term of this Agreement and for nine (9) months thereafter, Employee shall not, directly or indirectly, without the prior written consent of the Corporation, solicit or induce any employee of the Corporation or any affiliate to leave the employ of the Corporation or any affiliate or hire for any purpose any employee of the Corporation or any affiliate or any employee who has left the employment of the Corporation or any affiliate within six months of the termination of said employee's employment with the Corporation; or


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      (C) In the event that the Employee breaches any provisions of this Section
5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled to seek injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, the Corporation shall not be prevented from seeking any other remedies which may be available.

6.    CONFIDENTIALITY AND INVENTIONS

      Employee agrees to comply with the provisions of his Employee Agreement dated March 23, 1995 signed at the commencement of employment, which provisions are incorporated herein by reference and are made part of this Agreement as if they were explicitly set forth herein.

7.    TERMINATION

      (A) The Employee's employment pursuant to this Agreement shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

            (i)   The death of the Employee;

            (ii) Termination by the Board of Directors of the Corporation for cause. Any of the following actions by the Employee shall constitute cause:

                  (a) Material breach by the Employee of Section 5 or Section 6 of this Agreement;

                  (b) Material breach by the Employee of any provision of this Agreement other than Section 5 or Section 6 or the willful or reckless failure by Employee to perform his duties hereunder which breach or failure is not cured by the Employee within fifteen (15) days notice thereof from the Corporation; or

                  (c) The commission by the Employee of an act of fraud or theft against the Corporation or any of its subsidiaries, or the conviction of Employee of any criminal act;

            (iii) Termination by the Employee for cause. Material breach by the Corporation of any provision of this Agreement which is not cured by the Corporation within fifteen (15) days notice thereof from the Employee shall constitute cause; or

            (iv) Termination by the Board of Directors, the President, or the Chief Executive Officer of the Corporation without cause.

      (B) Upon termination by the Board without cause pursuant to Section 7(A)(iv) or by Employee for cause pursuant to Section 7(A)(iii) or upon termination resulting from Employee's death pursuant to Section 7(A)(i), Employee (or his estate in the event of a termination pursuant to Section 7(A)(i)) will be entitled to the following:

            (i)   all vested compensation then due and owing;

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            (ii) as of the date of the termination, at the option of the
Corporation, the Corporation will pay either (i) a lump sum equal to (A) the product of 9/12 times Employee's then current Base Salary, plus (B) a bonus equal to the product of 9/12 times Employee's then current Base Salary times the average of the actual annual bonus percentages paid to Employee for the two (2) years immediately prior to the date of the termination ("Prorated Bonus"), or
(ii) nine (9) equal monthly payments equal to the total sum of (A) 9/12 times the Employee's then current Base Salary, plus (B) the Prorated Bonus; and

            (iii) Corporation will continue to pay for his, or his heirs', COBRA premiums and the premium for his executive disability insurance coverage, if applicable, for a period of nine (9) months commencing as of the date of termination.

      (C) Employee may terminate his employment with the Corporation at any time, without cause, upon two weeks written notice to his supervisor. In such event, Employee shall not be entitled to any benefits under this Agreement, but shall be entitled upon termination to such benefits, if any, as are granted by law or pursuant to the Corporation's policies, in each case, as in effect on the date the notice of termination is given by Employee.

      (D) Termination of employment under this Agreement by either party, for any reason, shall not affect the Employee's obligations under Sections 5 and 6 hereof, all of which shall survive such termination in accordance with their respective terms.

8.    NOTICES

      Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

9.    RENEWAL OF AGREEMENT

      Upon expiration of the term of this Agreement, this agreement may be renewed for additional one (1) year periods by the parties by mutual written agreement.

10.   SEVERABILITY OF PROVISIONS

      If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

11.   ENTIRE AGREEMENT MODIFICATION


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      This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

12.   BINDING EFFECT

      The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

13.   NON-WAIVER

      The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

14.   GOVERNING LAW

      This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.

15.   HEADINGS

      The headings of paragraphs are inserted for convenience and shall not affect an interpretation of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the later of the following dates.


INTERCARDIA, INC.


By: /s/    CLAYTON I. DUNCAN                 /s/    DAVID P. WARD
    ----------------------------------       -----------------------------------
Name:  Clayton I. Duncan                     DAVID P. WARD, M.D.
Title: President and Chief Executive Officer

Date: November 16, 1998                   Date: November 5, 1998
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